EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
MTM TECHNOLOGIES, INC.

      We hereby consent to incorporation by reference in the Registration Statements No. 333-123147, and 33372269 on Forms S-8 and Registration Statements No. 333-123144 and 333-117549 on Forms S-3 of MTM Technologies, Inc. of our Report of Independent Registered Public Accounting Firm, dated June 3, 2005, except for the fifth, sixth and seventh paragraphs of Note 2, as to which the date is June 8, 2005, and the eleventh paragraph of Note 10, as to which the date is June 23, 2005, related to the consolidated balance sheets of MTM Technologies, Inc. and Subsidiaries as of March 31, 2005 and 2004, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended March 31, 2005, which report appears in the Annual Report on Form 10-K of MTM Technologies, Inc. for the year ended March 31, 2005.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York
June 29, 2005